Exhibit 4.2
EXECUTION COPY
FIRST AMENDMENT TO INTERCREDITOR AGREEMENT
          FIRST AMENDMENT TO INTERCREDITOR AGREEMENT (this “First Amendment”), dated as of July 1, 2009, by and among RSC HOLDINGS II, LLC, a Delaware limited liability company, RSC HOLDINGS III, LLC, a Delaware limited liability company (the “Parent Borrower”), RSC EQUIPMENT RENTAL, INC., an Arizona corporation (“RSC”), each other Grantor (as defined below) from time to time party hereto and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”), in its capacity as U.S. collateral agent under the First-Lien Loan Documents (together with its successors and assigns in such capacity from time to time, the “U.S. First-Lien Collateral Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Intercreditor Agreement referred to below.
WITNESSETH:
     WHEREAS, Holdings, the Parent Borrower, RSC, DBNY, in its capacity as U.S. First-Lien Collateral Agent, Deutsche Bank AG, Canada Branch (“DBCA”), in its capacity as Canadian collateral agent under the First-Lien Loan Documents, DBNY, as Second-Lien Collateral Agent, and each other Grantor from time to time party thereto are parties to an Intercreditor Agreement, dated as of November 27, 2006 (as amended, restated, modified and/or supplemented to, but not including, the date hereof, the “Intercreditor Agreement”);
     WHEREAS, Holdings, the Parent Borrower, RSC, RSC Equipment Rental of Canada Ltd. (“RSC Canada”), each other entity that becomes a borrower under the First-Lien Credit Agreement (as defined below) pursuant to Section 7.9 thereof (together with the Parent Borrower, RSC and RSC Canada, the “First-Lien Borrowers”), the several banks and other financial institutions from time to time party thereto (the “Lenders”), DBNY, as U.S. administrative agent, and DBCA, as Canadian administrative agent, are parties to that certain Credit Agreement, dated as of November 27, 2006 (the “First-Lien Credit Agreement”);
     WHEREAS, Section 8.3 of the Intercreditor Agreement provides that the U.S. First-Lien Collateral Agent (at the direction of the Required First-Lien Creditors) may, without the written consent of any other Creditor, agree to modifications of the Intercreditor Agreement for the purpose of securing additional extensions of credit (including pursuant to any Refinancing or extension of the First-Lien Credit Agreement) and adding new creditors as First-Lien Creditors and Creditors thereunder, so long as such extensions (and resulting additions) do not otherwise give rise to a violation of the express terms of the First-Lien Credit Agreement or the Second-Lien Credit Agreement;
     WHEREAS, the First-Lien Borrowers, the Required First-Lien Creditors, DBNY as U.S. administrative agent, and DBCA as Canadian administrative agent, have entered into the First Amendment to Credit Agreement, dated as of June 24, 2009 (the “First-Lien Credit Agreement Amendment”), which amended and modified certain provisions of the First-Lien Credit Agreement to permit the issuance of First-Lien Last Out Notes (as defined below) by the Parent Borrower and RSC in an aggregate principal amount of up to $700,000,000, the Net Cash

Proceeds of which will be applied to refinance outstanding Indebtedness under the First-Lien Credit Agreement; and
     WHEREAS, the parties hereto wish to enter into this First Amendment to modify the Intercreditor Agreement as provided herein for the purpose of securing the additional extensions of credit made through any such issuance of First-Lien Last Out Notes and adding holders of First-Lien Last Out Notes and related obligations, and any agent of or trustee for any such holders, as First-Lien Creditors and as Creditors; and pursuant to the First-Lien Credit Agreement Amendment, the Required First-Lien Creditors have consented to and directed the execution and delivery of this First Amendment on their behalf by the U.S. First-Lien Collateral Agent.
     NOW, THEREFORE, it is agreed:
I. Amendments to Intercreditor Agreement.
     1. Section 1.1 of the Intercreditor Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
     “Discharge of Hedging Obligations” means, except to the extent otherwise provided in Section 5.6 hereof, (a) payment in full in cash of all Hedging Obligations that are due and payable or otherwise accrued and owing at such time and (b) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to each First-Lien Collateral Agent) of all Hedging Obligations.
     “Discharge of First-Lien Last Out Note Obligations” means, except to the extent otherwise provided in Section 5.6 hereof, payment in full in cash of all First-Lien Last Out Note Obligations that are due and payable or otherwise accrued and owing at such time.
     “Discharge of First-Lien Lender Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Loan Documents (other than the First-Lien Last Out Note Documents), whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the First-Lien Loan Documents (other than the First-Lien Last Out Note Documents) and owing to the First-Lien Lenders, (b) payment in full in cash of all other First-Lien Obligations (other than Hedging Obligations and the First-Lien Last Out Note Obligations) to the First-Lien Lenders that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium are paid, (c) termination (without any prior demand for payment thereunder having been made or, if made, with such demand having been fully reimbursed in cash) or cash collateralization (in an amount and manner, and on terms, satisfactory to each First-Lien Collateral Agent)

of all letters of credit issued by any First-Lien Lender under the First-Lien Credit Agreement and (d) termination of all other commitments of the First-Lien Lenders under the First-Lien Credit Agreement.
     “First-Lien Last Out Note Indenture” means each indenture governing the First-Lien Last Out Notes, among the Parent Borrower and RSC, as co-issuers, the guarantors from time to time party thereto and the trustee thereunder, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and (prior to the Discharge of First-Lien Lender Obligations) subsection 8.13 of the First-Lien Credit Agreement.
     “First-Lien Last Out Note Documents” means each First-Lien Last Out Note Indenture, the First-Lien Last Out Notes, the First-Lien Last Out Security Documents and each other document or agreement relating to the issuance of the First-Lien Last Out Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and (prior to the Discharge of First-Lien Lender Obligations) subsection 8.13 of the First-Lien Credit Agreement.
     “First-Lien Last Out Notes” means any senior secured notes of the Parent Borrower and RSC issued pursuant to any First-Lien Last Out Indenture, as the same may be exchanged for substantially similar senior secured notes that have been registered under the Securities Act or that otherwise do not contain a restrictive legend, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and (prior to the Discharge of First-Lien Lender Obligations) subsection 8.13 of the First-Lien Credit Agreement.
     “First-Lien Last Out Noteholders” means the “Holders” under, and as defined in, each First-Lien Last Out Note Indenture.
     “First-Lien Last Out Note Obligations” means all Obligations outstanding under the First-Lien Last Out Note Documents.
     “First-Lien Last Out Security Documents” means the collective reference to each agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First-Lien Last Out Note Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof, provided that the term “First-Lien Last Out Security Documents” shall not include the Canadian Security Documents (as such term is defined in the First-Lien Credit Agreement).
     2. The definition of “First-Lien Creditors” appearing in Section 1.1 of the Intercreditor Agreement is hereby is amended and restated in its entirety as follows:
     “First-Lien Creditors” means, at any relevant time, the holders of First-Lien Obligations at such time, including, without limitation, the First-Lien Lenders, the Hedging Creditors, each First-Lien Collateral Agent, each First-Lien Administrative

Agent, the other agents and arrangers under the First-Lien Credit Agreement, the First-Lien Last Out Noteholders, each collateral agent under the First-Lien Last Out Note Documents (including the U.S. First-Lien Collateral Agent in such capacity), each trustee under each First-Lien Last Out Note Indenture, and any other holders of, or obligees in respect of, any First-Lien Last Out Note Obligations outstanding at any time.
     3. The definition of “First-Lien Loan Documents” appearing in Section 1.1 of the Intercreditor Agreement is hereby amended and restated in its entirety as follows:
     “First-Lien Loan Documents” means the First-Lien Credit Agreement, the other Loan Documents (as defined in the First-Lien Credit Agreement), the First-Lien Last Out Note Documents and each of the other agreements, documents and instruments providing for or evidencing any other First-Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First-Lien Obligation (including any intercreditor or joinder agreement among holders of First-Lien Obligations but excluding Hedging Agreements), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced and/or Refinanced from time to time.
     4. The definition of “First-Lien Security Documents” appearing in Section 1.1 of the Intercreditor Agreement is hereby amended and restated in its entirety as follows:
     “First-Lien Security Documents” means the Security Documents (as defined in the First-Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First-Lien Obligations or under which rights or remedies with respect to such Liens are governed (including the First-Lien Last Out Security Documents), as the same may be amended, supplemented, restated, modified and/or Refinanced from time to time, provided that the term “First-Lien Security Documents” shall not include the Canadian Security Documents (as such term is defined in the First-Lien Credit Agreement).
     5. The definition of “Required First-Lien Creditors” appearing in Section 1.1 of the Intercreditor Agreement is hereby is hereby amended and restated in its entirety as follows:
     “Required First-Lien Creditors” means (i) at all times prior to the occurrence of the Discharge of First-Lien Lender Obligations, the First-Lien Required Lenders (or, to the extent required by the First-Lien Credit Agreement (other than any First-Lien Last Out Note Document), each of the First-Lien Lenders), (ii) at all times after the occurrence of the Discharge of First-Lien Lender Obligations but prior to the occurrence of the Discharge of Hedging Obligations, the holders of at least the majority of the then outstanding Hedging Obligations (determined by the U.S. First-Lien Collateral Agent in such reasonable manner as is acceptable to it) and (iii) at all times after the occurrence of both the Discharge of First-Lien Lender Obligations and the Discharge of Hedging Obligations but prior to the occurrence of the Discharge of First-Lien Last Out Note Obligations, the holders of at least the majority of the then outstanding First-Lien Last Out Notes (determined by the U.S. First-Lien Collateral Agent or any other collateral agent for the First-Lien Last Out Noteholders in such reasonable manner as is acceptable to it).”
II. Miscellaneous Provisions.
     1. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Intercreditor Agreement.
     2. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
     3. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     4. The First Amendment shall become effective on the date (the “First Amendment Effective Date”) when each Holdings, the Parent Borrower, RSC and the U.S. First-Lien Collateral Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of pdf, facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Attention: May Yip (facsimile number: 212-354-8113 / email address: myip@whitecase.com).
     5. From and after the First Amendment Effective Date, all references in the Intercreditor Agreement to the Intercreditor Agreement shall be deemed to be references to the Intercreditor Agreement, as modified hereby on the First Amendment Effective Date.
* * *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

First-Lien Collateral Agent DEUTSCHE BANK AG, NEW YORK BRANCH, in its capacity as U.S. First-Lien Collateral Agent
By:	/s/ Enrique Landaeta
	Name:	Enrique Landaeta
	Title:	Vice President

By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Vice President
Signature page to RSC Amendment to Intercreditor Agreement

RSC HOLDINGS II, LLC
By:	/s/ Kevin Groman
	Name:	Kevin Groman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

RSC HOLDINGS III, LLC
By:	/s/ Kevin Groman
	Name:	Kevin Groman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

RSC EQUIPMENT RENTAL, INC.
By:	/s/ Kevin Groman
	Name:	Kevin Groman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Signature page to RSC Amendment to Intercreditor Agreement